                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
NetGravity, Inc. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of NetGravity, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NetGravity, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                         /s/ KPMG LLP
                                         KPMG LLP

San Francisco, California
January 27, 1999

                       NETGRAVITY, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)




                                                                                                   DECEMBER 31,
                                                                                               ---------------------
                                                                                                 1997        1998
                                                                                               ---------  ----------

                                           ASSETS
Current assets:
  Cash and cash equivalents..................................................................  $   5,637  $   10,236
  Short-term investments.....................................................................         --      10,563
  Accounts receivable, net of allowances of $223 and $202 at December 31, 1997 and 1998,
    respectively.............................................................................      2,739       6,311
  Prepaid expenses and other current assets..................................................        155         778
                                                                                               ---------  ----------
    Total current assets.....................................................................      8,531      27,888
Property and equipment, net..................................................................      1,356       3,473
Other assets, net............................................................................         --       2,059
                                                                                               ---------  ----------
                                                                                               $   9,887  $   33,420
                                                                                               ---------  ----------
                                                                                               ---------  ----------
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of notes payable...........................................................  $   1,140  $      618
  Accounts payable...........................................................................        305         898
  Accrued liabilities........................................................................      1,344       2,867
  Deferred revenue...........................................................................      3,520       5,800
                                                                                               ---------  ----------
    Total current liabilities................................................................      6,309      10,183
Notes payable, less current portion..........................................................        727       1,109

Commitments

Stockholders' equity:
  Convertible preferred stock; $0.001 par value; 26,540,194 shares authorized; 11,149,788 shares issued and outstanding at December 31, 1997; 5,000,000 shares authorized; none
    issued and outstanding at December 31, 1998..............................................         11          --
  Common stock, $0.001 par value; 35,000,000 shares authorized; 3,979,125 shares issued and outstanding at December 31, 1997; 50,000,000 shares authorized; 13,589,894 shares issued
    and outstanding at December 31, 1998.....................................................          4          14
  Additional paid-in capital.................................................................     16,209      46,817
  Deferred stock compensation................................................................     (1,669)     (1,706)
  Accumulated deficit........................................................................    (11,704)    (22,997)
                                                                                               ---------  ----------
    Total stockholders' equity...............................................................      2,851      22,128
                                                                                               ---------  ----------
                                                                                               $   9,887  $   33,420
                                                                                               ---------  ----------
                                                                                               ---------  ----------

          See accompanying notes to consolidated financial statements.

                       NETGRAVITY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1996       1997        1998
                                                                                   ---------  ---------  ----------

Revenues:
  Software licenses..............................................................  $   1,262  $   2,901  $    4,115
  Software upgrades..............................................................        107      1,123       2,394
  Consulting and support.........................................................        570      2,334       4,637
  Transactional services.........................................................         --         --         411
                                                                                   ---------  ---------  ----------
    Total revenues...............................................................      1,939      6,358      11,557
                                                                                   ---------  ---------  ----------
Cost of revenues:
  Cost of software licenses......................................................         --         76          63
  Cost of consulting and support.................................................        702      2,496       4,521
  Cost of transactional services.................................................         --         --         644
                                                                                   ---------  ---------  ----------
    Total cost of revenues.......................................................        702      2,572       5,228
                                                                                   ---------  ---------  ----------
    Gross profit.................................................................      1,237      3,786       6,329
                                                                                   ---------  ---------  ----------
Operating costs and expenses:
  Research and development.......................................................      1,764      3,033       4,639
  Selling and marketing..........................................................      2,839      6,073      10,351
  General and administrative.....................................................      1,315      1,552       3,172
                                                                                   ---------  ---------  ----------
    Total operating costs and expenses...........................................      5,918     10,658      18,162
                                                                                   ---------  ---------  ----------
    Loss from operations.........................................................     (4,681)    (6,872)    (11,833)
Other income (expense), net......................................................         54        (10)        540
                                                                                   ---------  ---------  ----------
    Net loss.....................................................................  $  (4,627) $  (6,882) $  (11,293)
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------
Basic and diluted net loss per share.............................................  $   (2.19) $   (2.46) $    (1.28)
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------
Shares used in per share calculation.............................................      2,111      2,799       8,823
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------



          See accompanying notes to consolidated financial statements.

                       NETGRAVITY, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)



                                                                         PREFERRED STOCK           COMMON STOCK       ADDITIONAL
                                                                      ----------------------  ----------------------    PAID-IN
                                                                       SHARES      AMOUNT      SHARES      AMOUNT       CAPITAL
                                                                      ---------  -----------  ---------  -----------  -----------

Balances as of December 31, 1995....................................         --          --       4,364           5          178
Issuance of common stock upon exercise of stock options.............         --          --         310          --           62
Repurchases of common stock.........................................         --          --        (439)         (1)         (27)
Compensation expense related to non-employee option grants..........         --          --          --          --            8
Issuance of Series A preferred stock, net of issuance costs of $15..      4,405           4          --          --        4,429
Net loss............................................................         --          --          --          --           --
                                                                      ---------         ---   ---------         ---   -----------
Balances as of December 31, 1996....................................      4,405           4       4,235           4        4,650
Issuance of common stock for cash...................................         --          --          17          --            4
Issuance of common stock upon exercise of stock options.............         --          --         301          --           67
Compensation expense related to non-employee option grants..........         --          --          --          --          120
Deferred compensation related to grants of stock options............         --          --          --          --        1,784
Amortization of deferred compensation...............................         --          --          --          --           --
Repurchases of common stock in connection with revaluation..........         --          --        (446)         --          (98)
Repurchases of common stock.........................................         --          --        (126)         --          (26)
Issuance of Series B preferred stock, net of issuance costs of $18..      4,308           4          --          --        4,277
Issuance of Series C preferred stock, net of issuance costs of
  $566..............................................................      2,437           3          --          --        5,431
Net loss............................................................         --          --          --          --           --
                                                                      ---------         ---   ---------         ---   -----------
Balances as of December 31, 1997....................................     11,150   $      11       3,979         $ 4    $  16,209
Issuance of common stock upon exercise of stock options.............         --          --         204          --           73
Repurchases of common stock.........................................         --          --        (102)         --          (23)
Issuance of Series C preferred stock, net of issuance costs of $1...      1,451           2          --          --        3,247
Issuance of common stock upon exercise of warrants..................         --          --          28          --            7
Issuance of restricted common stock for cash........................         --          --          11          --            2
Conversion of Preferred Stock to Common.............................    (12,601)        (13)      6,220           7            6
Issuance of common stock in initial public offering.................         --          --       3,250           3       25,869
Deferred compensation related to grants of stock options............         --          --          --          --        1,427
Amortization of deferred stock compensation.........................         --          --          --          --           --
Net loss............................................................         --          --          --          --           --
                                                                      ---------         ---   ---------         ---   -----------
Balances as of December 31, 1998....................................         --          --      13,590         $14    $  46,817
                                                                      ---------         ---   ---------         ---   -----------
                                                                      ---------         ---   ---------         ---   -----------




                                                                                                      TOTAL
                                                                        DEFERRED                   STOCKHOLDERS'
                                                                          STOCK      ACCUMULATED      EQUITY
                                                                      COMPENSATION     DEFICIT      (DEFICIT)
                                                                      -------------  ------------  ------------

Balances as of December 31, 1995....................................           --           (195)          (12)
Issuance of common stock upon exercise of stock options.............           --             --            62
Repurchases of common stock.........................................           --             --           (28)
Compensation expense related to non-employee option grants..........           --             --             8
Issuance of Series A preferred stock, net of issuance costs of $15..           --             --         4,433
Net loss............................................................           --         (4,627)       (4,627)
                                                                      -------------  ------------  ------------
Balances as of December 31, 1996....................................           --         (4,822)         (164)
Issuance of common stock for cash...................................           --             --             4
Issuance of common stock upon exercise of stock options.............           --             --            67
Compensation expense related to non-employee option grants..........           --             --           120
Deferred compensation related to grants of stock options............       (1,784)            --            --
Amortization of deferred compensation...............................          115             --           115
Repurchases of common stock in connection with revaluation..........           --             --           (98)
Repurchases of common stock.........................................           --             --           (26)
Issuance of Series B preferred stock, net of issuance costs of $18..           --             --         4,281
Issuance of Series C preferred stock, net of issuance costs of
  $566..............................................................           --             --         5,434
Net loss............................................................           --         (6,882)       (6,882)
                                                                      -------------  ------------  ------------
Balances as of December 31, 1997....................................    $  (1,669)    $  (11,704)   $    2,851
Issuance of common stock upon exercise of stock options.............           --             --            73
Repurchases of common stock.........................................           --             --           (23)
Issuance of Series C preferred stock, net of issuance costs of $1...           --             --         3,249
Issuance of common stock upon exercise of warrants..................           --             --             7
Issuance of restricted common stock for cash........................           --             --             2
Conversion of Preferred Stock to Common.............................           --             --            --
Issuance of common stock in initial public offering.................           --             --        25,872
Deferred compensation related to grants of stock options............       (1,427)            --            --
Amortization of deferred stock compensation.........................        1,390             --         1,390
Net loss............................................................           --        (11,293)      (11,293)
                                                                      -------------  ------------  ------------
Balances as of December 31, 1998....................................    $  (1,706)    $  (22,997)   $   22,128
                                                                      -------------  ------------  ------------
                                                                      -------------  ------------  ------------


          See accompanying notes to consolidated financial statements.

                       NETGRAVITY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                              --------------------------------
                                                                                                1996       1997        1998
                                                                                              ---------  ---------  ----------

Cash flows from operating activities:
  Net loss..................................................................................  $  (4,627) $  (6,882) $  (11,293)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation............................................................................        172        540         965
    Amortization of intangibles.............................................................         --         --         222
    Amortization of deferred stock compensation.............................................         --        115       1,390
    Compensation from grant of non-employee stock options...................................          8        120          --
    Changes in operating assets and liabilities:
      Accounts receivable, net..............................................................     (1,218)    (1,521)     (3,572)
      Prepaid expenses and other assets.....................................................       (178)        27        (623)
      Accounts payable......................................................................        239         48         593
      Accrued liabilities...................................................................        635        678       1,523
      Deferred revenue......................................................................      1,718      1,802       2,280
                                                                                              ---------  ---------  ----------
        Net cash used in operating activities...............................................     (3,251)    (5,073)     (8,515)
                                                                                              ---------  ---------  ----------
Cash flows from investing activities:
  Capital expenditures......................................................................       (810)    (1,201)     (3,082)
  Purchases of short-term investments.......................................................     (2,705)    (2,466)    (10,563)
  Proceeds from maturities of short-term investments........................................      2,705      2,466          --
  Acquisition of intangibles................................................................         --         --      (2,000)
  Other assets..............................................................................        (44)        44        (281)
                                                                                              ---------  ---------  ----------
        Net cash used in investing activities...............................................       (854)    (1,157)    (15,926)
                                                                                              ---------  ---------  ----------
Cash flows from financing activities:
  Proceeds from notes payable...............................................................        683      1,185       1,000
  Repayment of notes payable................................................................       (450)        --      (1,140)
  Proceeds from issuance of preferred stock, net............................................      4,433      9,715       3,249
  Proceeds from issuance of common stock....................................................         62         71      25,954
  Repurchases of common stock...............................................................        (28)      (124)        (23)
                                                                                              ---------  ---------  ----------
        Net cash provided by financing activities...........................................      4,700     10,847      29,040
                                                                                              ---------  ---------  ----------
Net increase in cash and cash equivalents...................................................        595      4,617       4,599
Cash and cash equivalents at beginning of year..............................................        425      1,020       5,637
                                                                                              ---------  ---------  ----------
Cash and cash equivalents at end of year....................................................  $   1,020  $   5,637  $   10,236
                                                                                              ---------  ---------  ----------
                                                                                              ---------  ---------  ----------
Supplemental disclosures of cash flow information:
    Cash paid for interest..................................................................  $      18  $      91  $      118
                                                                                              ---------  ---------  ----------
                                                                                              ---------  ---------  ----------
Non-cash financing activities:
    Deferred compensation cost on employee stock option grants..............................  $      --  $   1,784  $    1,427
                                                                                              ---------  ---------  ----------
                                                                                              ---------  ---------  ----------



          See accompanying notes to consolidated financial statements.

                       NETGRAVITY, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 1996, 1997 and 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    NetGravity, Inc. (the Company), a Delaware corporation, was incorporated in September 1995. The Company is a leading provider of interactive marketing solutions. The Company maintains its US headquarters in California. The Company incorporated a subsidiary in the UK in April 1997 for its European operations and incorporated subsidiaries in Japan in April 1998 and in Hong Kong in October 1998 for its Asia Pacific operations.

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated on consolidation.

    CASH AND CASH EQUIVALENTS

    Cash equivalents are highly liquid investments with remaining maturities of three months or less at the date of purchase.

    INVESTMENTS

    The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. SFAS No. 115 requires entities to classify investments in debt and equity securities with readily determined fair values as "held-to-maturity," "available-for-sale" or "trading" and establishes accounting and reporting requirements for each classification. Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. As of December 31, 1998, all investment securities were designated as "available-for-sale." Available-for-sale securities are carried at fair value based on quoted market prices, with unrealized gains and losses, if material, reported as a component of accumulated other comprehensive income (loss) in stockholders' equity.

    Realized gains and losses and declines in value judged to be other-than-temporary for available-for-sale securities are included in the consolidated statements of operations. There have been no such gains, losses or declines through December 31, 1998. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation. Depreciation of property and equipment is provided over the estimated useful lives of the respective assets, estimated to be three years on a straight-line method.

    SOFTWARE DEVELOPMENT COSTS

    In accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, development costs related to the software products are expensed as incurred

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) until the technological feasibility of the product has been established. Technological feasibility in the Company's circumstances occurs when a working model is completed. The Company believes its process for developing software is essentially completed concurrent with the establishment of technological feasibility and, accordingly, no research and development costs have been capitalized to date.

    REVENUE RECOGNITION

    The Company records an account receivable and deferred revenue upon shipment and invoicing of a software license to a customer. The Company recognizes software license revenue upon completion of the product installation which the Company's management has generally determined to occur at the point in time at which customers begin "serving ads" utilizing the Company's software. A portion of the initial software license fee is attributed to the customer's right to receive, at no additional charge, software upgrades released during the subsequent twelve months. Revenues attributable to software upgrades are deferred and recognized ratably over the period covered by the software license agreement, generally one year. Revenue from consulting services are recognized as the services are performed. Customer-support revenue is deferred and recognized ratably over the period covered by the customer support agreement, generally one year.

    Revenue from transactional services is primarily comprised of fees from AdCenter advertising management outsourcing services, as well as fees from the Company's Global Profile Service, which licenses the use of data to customers. Fees derived from transactional services are recognized as the services are rendered.

    In October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION (SOP 97-2). Effective January 1, 1998, the Company adopted SOP 97-2. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation and training to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence which is specific to the vendor. The revenue allocated to software products, including specified upgrades or enhancements, generally is recognized upon delivery of the products. The revenue allocated to unspecified upgrades and updates and post contract customer support generally is recognized as the services are performed. If evidence of the fair value for all elements of the arrangement do not exist, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. There was no material change to the Company's accounting for revenues as a result of the adoption of SOP 97-2.

    In February 1998, the Accounting Standards Executive Committee (AcSEC) of the AICPA issued SOP 98-4, "DEFERRAL OF THE EFFECTIVE DATE OF SOP 97-2". The SOP defers the effective date for applying the provisions regarding vendor-specific objective evidence ("VSOE") of fair value until the AcSEC can reconsider what constitutes such VSOE. There was no material change to the Company's accounting for revenues as a result of the adoption of SOP 98-4.

    In December 1998, AcSEC issued SOP 98-9 "SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN ARRANGEMENTS", which requires recognition of revenue using the "residual method" in a multiple element arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the "residual method", the total fair value of the undelivered elements is deferred

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and subsequently recognized in accordance with SOP 97-2. The Company does not expect a material change to its accounting for revenues as a result of the provisions of SOP 98-9.

    Advances on commissions are paid upon receipt of a firm sales order for an initial software license. These advances totaled $0 and $259,000 at December 31, 1997 and 1998, respectively, and are included in other current assets in the accompanying consolidated balance sheets. Advances on commissions are expensed as selling and marketing expenses when the related deferred revenue is recognized.

    INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

    CONCENTRATION OF CREDIT RISK

    Accounts receivable potentially subject the Company to concentrations of credit risk. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral for accounts receivable. When required, the Company maintains allowances for credit losses, and to date such losses have been within management's expectations.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of the Company's cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate their carrying values due to the short maturity or variable-rate structure of those instruments.

    ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK-BASED COMPENSATION

    The Company accounts for its stock-based compensation arrangements using the intrinsic-value method pursuant to APB Opinion No. 25. As such, compensation expense is recorded on the date of grant when the fair value of the underlying common stock exceeds the exercise price for stock options or the purchase price for issuance or sales of common stock. Pursuant to SFAS No. 123, the Company discloses the pro forma effects of using the fair value method of accounting for stock-based compensation arrangements.

    COMPREHENSIVE LOSS

    NetGravity has no significant components of other comprehensive loss and, accordingly, the comprehensive loss is the same as net loss for all periods.

    ADVERTISING EXPENSE

    The cost of advertising is expensed as incurred. Such costs are included in selling and marketing expense and totalled approximately $783,000, $831,000 and $1,033,000 during the years ended December 31, 1996, 1997, and 1998, respectively.

    FOREIGN CURRENCY TRANSACTIONS

    The functional currency of the Company's UK, Japan and Hong Kong subsidiaries is the US dollar. Resulting foreign currency gains and losses are included in operating results and have not been significant in any period presented.

    PER SHARE INFORMATION

    Basic and diluted net loss per share are computed using the weighted average number of outstanding shares of common stock.

    Net loss per share for the year ended December 31, 1998 does not include the effect of approximately 1,989,545 stock options with a weighted average exercise price of $4.21 per share, or 463,468 shares of common stock issued and subject to repurchase by the Company at a weighted average price of $0.22 per share, because their effects are anti-dilutive.

    Net loss per share for the year ended December 31, 1997 does not include the effect of approximately 11,150,000 (5,563,000 on an as-if converted basis) shares of convertible preferred stock outstanding, 1,312,399 stock options with a weighted average exercise price of $0.22 per share, 15,908 common stock warrants with a weighted average exercise price of $0.22 per share, or 1,171,546 shares of common stock issued and subject to repurchase by the Company at a weighted average price of $0.22 per share, because their effects are anti-dilutive.

    RECENT ACCOUNTING PRONOUNCEMENTS

    The FASB recently issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. The Company must adopt SFAS No. 133 by July 1, 1999. Management does not believe the adoption of SFAS No. 133 will have a material effect on the financial position or results of operations of the Company.

(2) BALANCE SHEET COMPONENTS

    SHORT-TERM INVESTMENTS

    The following is a summary of short-term investments (in thousands):



                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1997       1998
                                                                         ---------  ---------

Cash equivalents:
  Money market funds...................................................  $   5,637  $  10,236
                                                                         ---------  ---------

Short-term investments:
  Corporate Bonds......................................................         --     10,563
                                                                         ---------  ---------
                                                                         $   5,637  $  20,799
                                                                         ---------  ---------
                                                                         ---------  ---------



    Through December 31, 1998, the difference between the fair value and the amortized cost of available-for-sale securities was not significant; therefore, no unrealized gains or losses have been recorded in stockholders' equity. As of December 31, 1998, the average portfolio duration and contractual maturity was less than three months.

    PURCHASE OF INTANGIBLE ASSETS

    In September 1998, the Company entered into an agreement with MatchLogic, Inc., a subsidiary of Excite, Inc. As part of this agreement, the Company paid MatchLogic $2 million for the limited, non-exclusive right to use certain of MatchLogic's proprietary consumer profile databases for certain purposes. This transaction has been accounted for as a purchase of an intangible asset. The cost of this intangible asset has been capitalized, is included in other assets on the Company's consolidated balance sheet, and is being amortized over a three-year period.

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(2) BALANCE SHEET COMPONENTS (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following as of December 31, 1997 and 1998 (in thousands):



                                                                              1997       1998
                                                                            ---------  ---------

Computer equipment and software...........................................  $   1,837  $   3,228
Furniture and fixtures....................................................        236        423
Leasehold improvements....................................................         --      1,343
                                                                            ---------  ---------
                                                                                2,073      4,994
Accumulated depreciation..................................................       (717)    (1,521)
                                                                            ---------  ---------
  Property and equipment, net.............................................  $   1,356  $   3,473
                                                                            ---------  ---------
                                                                            ---------  ---------



(3) NOTES PAYABLE

    The Company had a revolving credit facility with a bank in the amount of $1.0 million which bore interest at the prime rate (8.50% as of December 31, 1997) plus 0.75%, and expired in May 1998. Borrowings were limited to the lesser of $1.0 million or 70% of the net amount of eligible accounts receivable and were secured by the Company's accounts receivable. As of December 31, 1997 and December 31, 1998, borrowings under this credit facility were $655,000 and $0, respectively.

    The Company has an equipment line of credit with a bank that provides up to $1.0 million, bears interest at the prime rate (7.75% as of December 31, 1998), and expires in June 2000. The line of credit is secured by the Company's fixed assets. As of December 31, 1997 and 1998, $584,000 and $350,000, respectively, were outstanding under this agreement with the principal amount due in 30 monthly installments of $19,467 beginning December 31, 1997.

    The Company also has a second equipment line of credit with the same bank that provides up to $1.2 million, bears interest at the prime rate, and expires in June 2000. The line of credit is secured by the Company's fixed assets. As of December 31, 1997 and 1998, $628,000 and $377,000, respectively, were outstanding under this agreement with the principal amount due in 30 monthly installments of $20,933 beginning December 31, 1997.

    In September 1998, the Company secured a revolving credit facility with a bank in the amount of $4.0 million, which bears interest at the prime rate and expires in May 1999. Borrowings are limited to the lesser of $4.0 million or 80% of the net amount of eligible accounts receivable, and are secured by the Company's assets. The credit facility has a non-revolving sub-facility for up to $1.5 million for purchases of equipment, bears interest at the prime rate, and expires in December 2004. The line of credit is secured by the Company's accounts receivable. As of December 31, 1998, $1.0 million was outstanding under this agreement with the principal and interest due in 60 monthly installments beginning in May 1999.

    As of December 31, 1998, the Company was in compliance with the financial covenants on all of the aforementioned credit facilities. The terms of the aforementioned credit facilities include financial covenants related to certain financial ratios and tangible asset requirements.

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(3) NOTES PAYABLE (CONTINUED)
    The aggregate principal payments on long-term debt for each of the years in the five-year period subsequent to December 31, 1998 are as follows: 1999, $618,000; 2000, $442,000; 2001, $200,000; 2002, $200,000; 2003, $200,000;
Thereafter $67,000.

(4) INCOME TAXES

    The domestic and foreign components of loss before income taxes are as follows (in thousands):



                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1996       1997        1998
                                                               ---------  ---------  ----------

Domestic.....................................................  $  (4,627) $  (6,244) $   (8,586)
Foreign......................................................         --       (638)     (2,707)
                                                               ---------  ---------  ----------
    Loss before income taxes.................................  $  (4,627) $  (6,882) $  (11,293)
                                                               ---------  ---------  ----------
                                                               ---------  ---------  ----------



    The difference between the amount of income tax benefit recorded and the amount of income tax benefit calculated using the U.S. federal statutory rate of 34% is due to net operating losses not being benefited.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1997 and 1998 are presented below (in thousands):



                                                                           YEAR ENDED DECEMBER
                                                                                   31,
                                                                           --------------------
                                                                             1997       1998
                                                                           ---------  ---------

Deferred tax assets:
Various accruals and reserves not deductible for tax purposes............  $     229  $     340
Property and equipment...................................................        134        264
Capitalized start-up expenditures........................................         89         51
Net operating loss carryforward..........................................      4,446      8,079
Research and development credit carryforward.............................        265        590
                                                                           ---------  ---------
    Total deferred tax assets............................................      5,163      9,324
Valuation allowance......................................................     (5,163)    (9,324)
                                                                           ---------  ---------
    Net deferred tax assets..............................................  $      --  $      --
                                                                           ---------  ---------
                                                                           ---------  ---------



    As of December 31, 1998, NetGravity Europe Limited and NetGravity Asia Pacific K.K. had net operating loss carryforwards of approximately $2,700,000 and $900,000 in the UK and Japan, respectively. The UK net operating loss can be carried forward indefinitely. The Japan net operating loss will expire in the year 2003, if not utilized.

    As of December 31, 1998, the Company has a net operating loss carryforward for U.S. federal and state income tax purposes of approximately $15.9 million. In addition, the Company had U.S. federal and state research and development credit carryforwards of approximately $318,000 and $272,000, respectively. The Company's U.S. federal net operating loss and research and development credit carryforwards will expire in the years 2010 through 2018, if not utilized. The Company's state net

                      NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(4) INCOME TAXES (CONTINUED)
operating loss carryforwards will expire in the year 2003. The state research and development credit can be carried forward indefinitely.

    U.S. federal and state tax laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" as defined in Section 382 of the Internal Revenue Code. The Company had such an ownership change, as defined, in March 1997. Accordingly, $6.0 million of each of the Company's U.S. federal and state net operating loss carryforwards are each limited in their annual usage to approximately $700,000 per year. The Company has not yet determined whether any ownership change, as defined, has occurred since 1997.

(5) STOCKHOLDERS' EQUITY

    INITIAL PUBLIC OFFERING

    In July 1998, the Company completed its initial public offering (IPO) in which it sold 3,250,000 shares and raised approximately $25.9 million in proceeds, net of offering costs of approximately $1.3 million. In connection with the IPO, all outstanding shares of preferred stock automatically converted into approximately 6,220,000 shares of common stock.

    STOCK SPLIT

    The Company's Board of Directors approved a 1-for-2.2 reverse split of the Company's common stock (approved by the stockholders effective as of May 8, 1998) which was effected at the effectiveness of the IPO. All common share amounts in the accompanying consolidated financial statements have been adjusted retroactively.

    COMMON STOCK

    In connection with the Board of Directors' revaluation of the Company's fair value in March 1997, the Company repurchased and retired approximately 446,000 shares of common stock previously held by two of the Company's founders, at an average purchase price of $0.22 per share. Additionally, the Company adjusted the conversion price of Series A convertible preferred stock to $1.78 per share of common stock; previously the conversion price was $2.22 per share of common stock. Approximately 494,340 additional shares of common stock (after giving effect to the 1-for-2.2 reverse stock split) were in-substance issuable to the holders of Series A convertible preferred stock due to the reduction in the conversion price. The fair value of the assumed in-substance dividend on reported basic and diluted net loss per share for fiscal 1997 was not significant.

    Common stock issued to certain individuals is subject to repurchase at the option of the Company, at the original issuance price, in the event an individual ceases to be employed by the Company. Such shares are subject to repurchase on a pro rata basis over a four-year period from the date of issuance. As of December 31, 1996, 1997 and 1998, there were approximately 1,688,000, 628,000 and 218,000 shares, respectively, subject to repurchase, at a weighted average price of $0.07 per share. During 1996, 1997 and 1998, approximately 439,000, 126,000 and 102,000 shares, respectively, were repurchased.

    The Company's Board of Directors adopted the 1998 Stock Plan (the "1998 Plan") on April 23, 1998 (approved by the stockholders effective as of May 8,
1998). The 1998 Plan provides for the grant

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(5) STOCKHOLDERS' EQUITY (CONTINUED)

of incentive and nonstatutory stock options and stock purchase rights to employees, directors and consultants. A total of 2,000,000 shares of common stock, plus annual increases equal to the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, were reserved for issuance pursuant to the 1998 Plan.

    The Company's Board of Directors adopted the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") on April 23, 1998 (approved by the stockholders effective as of May 8, 1998). A total of 200,000 shares of common stock were reserved for issuance under the 1998 Purchase Plan, plus annual increases equal to the lesser of (i) 750,000 shares, (ii) 4% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors.

    The Company's Board of Directors also adopted the 1998 Director Option Plan (the "Director Plan") on April 23, 1998 (approved by the stockholders effective as of May 8, 1998). The Director Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company or affiliates thereof. A total of 200,000 shares of common stock were reserved for issuance under the Director Plan plus annual increases to maintain 200,000 shares of common stock reserved for additional option grants.

    As of December 31, 1998, a total of 2,727,570 shares of common stock were authorized for issuance under the 1995 Stock Option Plan (the Plan). Options may be granted at an exercise price not less than 100% of the fair market value, as determined by the Board of Directors, for incentive stock options and 85% of fair market value for nonqualified stock options at the grant date. All options are granted at the discretion of the Company's Board of Directors and have a term not greater than 10 years from the date of grant. Options issued are generally immediately exercisable and generally vest 25% on the first anniversary date and 1/48th of the shares each month thereafter, so that all the shares are vested 48 months after the vesting commencement date.

    A summary of the status of the Company's options under the Plan is as follows:



                                                            YEAR ENDED                YEAR ENDED                YEAR ENDED
                                                        DECEMBER 31, 1996         DECEMBER 31, 1997         DECEMBER 31, 1998
                                                     ------------------------  ------------------------  ------------------------
                                                                   WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                                                    AVERAGE                   AVERAGE                   AVERAGE
                                                      NUMBER OF    EXERCISE     NUMBER OF    EXERCISE     NUMBER OF    EXERCISE
                                                       OPTIONS       PRICE       OPTIONS       PRICE       OPTIONS       PRICE
                                                     -----------  -----------  -----------  -----------  -----------  -----------

Outstanding at beginning of year...................       5,000    $    0.07      456,509    $    0.22    1,312,399    $    0.22
Granted at market value............................     833,418         0.22      475,193         0.22      368,388    $   12.13
Granted at less than market value..................          --           --      845,092         0.22      643,468    $    5.85
Exercised..........................................    (309,418)        0.22     (301,009)        0.22     (204,036)   $    0.36
Canceled...........................................     (72,491)        0.22     (163,386)        0.22     (129,311)   $    1.84
                                                     -----------               -----------               -----------
Options at end of year.............................     456,509         0.22    1,312,399         0.22    1,990,908    $    4.21
                                                     -----------               -----------               -----------
                                                     -----------               -----------               -----------
Weighted-average fair value of options granted
  during the year with exercise prices equal to
  market value at date of grant....................   $    0.07                 $    0.07                 $   12.13
                                                     -----------               -----------               -----------
                                                     -----------               -----------               -----------
Weighted-average fair value of options granted
  during the year with exercise prices less than
  market value at date of grant....................          --                 $    2.05                 $    8.07
                                                     -----------               -----------               -----------
                                                     -----------               -----------               -----------


                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(5) STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes information about stock options outstanding as of December 31, 1998:



                       OPTIONS OUTSTANDING
-----------------------------------------------------------------
                                WEIGHTED-AVERAGE
                                    REMAINING
                                CONTRACTUAL LIFE       OPTIONS
 EXERCISE PRICE      NUMBER          (YEARS)           VESTED
-----------------  ----------  -------------------  -------------

      $0.22         1,037,993            8.50           332,675
      $0.55            73,374            9.09             5,368
      $6.60           409,866            9.28             4,734
  $7.15-$11.94        374,427            9.57                --
  $13.31-$23.69        95,135            9.12            10,735
     $26.06               113            4.52               113
                   ----------                       -------------
                    1,990,908                           353,625
                   ----------                       -------------
                   ----------                       -------------



    The Company uses the intrinsic value-based method to account for all its employee stock-based compensation arrangements. Accordingly, no compensation cost has been recognized for its stock options in the accompanying consolidated financial statements because the fair value of the underlying common stock equals or exceeds the exercise price of the stock options at the date of grant, except with respect to certain options granted in 1997 and 1998. The Company has recorded deferred stock compensation expense of $1,784,000 and $1,427,000 for the difference at the grant date between the exercise price and the fair value of the common stock underlying the options granted in 1997 and 1998, respectively. Amortization of deferred compensation of approximately $115,000 and $1,390,000 was recognized in 1997 and 1998, respectively.

    Had compensation cost for the Company's stock-based compensation plans been determined consistent with the fair value approach set forth in SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company's net losses for the years ended December 31, 1996, 1997 and 1998, would have been as follows (in thousands, except per share amounts):



                                                                             YEAR ENDED DECEMBER 31,
                                                                         --------------------------------
                                                                           1996       1997        1998
                                                                         ---------  ---------  ----------

Net loss--as reported..................................................  $  (4,627) $  (6,882) $  (11,293)
Net loss--pro forma....................................................  $  (4,635) $  (6,883) $  (11,085)
Basic and diluted net loss per share--as reported......................  $   (2.19) $   (2.46) $    (1.28)
Basic and diluted net loss per share--pro forma........................  $   (2.20) $   (2.46) $    (1.26)



    The fair value of options granted during the years ended December 31, 1996 and 1997 is estimated on the date of grant using the minimum value method with the following weighted-average assumptions: no dividend yield, risk-free interest rates of 6.0% and 6.1% for 1996 and 1997, respectively, and expected lives of 5 years.

    The fair value of options granted during the year ended December 31, 1998 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(5) STOCKHOLDERS' EQUITY (CONTINUED)

assumptions: no dividend yield, risk free interest rate of 5.2%, expected lives of 5 years, and an expected volatility of 80%.

    WARRANTS

    In March 1997, in connection with a lease termination agreement, the Company issued the building landlord a warrant to purchase 6,818 shares of common stock at a purchase price of $0.22 per share. There warrants were exercised in June 1998. The value of the warrant was not significant at the date of grant.

    In October 1997, in connection with certain consulting activities, the Company committed to deliver a warrant to purchase 9,090 shares of common stock at a purchase price of $0.22 per share. These warrants were exercised in May 1998. The value of the warrant was not significant at the date of grant.

    In January 1998, in connection with a non-employee compensation matter, the Company committed to deliver a warrant to purchase 11,742 shares of common stock at a purchase price of $0.22 per share. These warrants were exercised in May 1998. The value of the warrant was not significant at the date of grant.

(6) COMMITMENTS

    The Company leases its facilities under various noncancellable operating lease agreements that expire on various dates through 2005. As of December 31, 1998, the remaining future minimum payments for these facilities are as follows (in thousands):



                                                                                            OPERATING
YEARS ENDING DECEMBER 31,                                                                    LEASES
---------------------------------------------------------------------------------------  ---------------

1999...................................................................................     $   1,396
2000...................................................................................         1,367
2001...................................................................................         1,363
2002...................................................................................         1,398
Thereafter,............................................................................         3,558
                                                                                               ------
                                                                                            $   9,082
                                                                                               ------
                                                                                               ------



    Total rent expense, including month to month arrangements, was approximately $149,000, $313,000 and $800,000 for the years ended December 31, 1996, 1997 and
1998, respectively.

(7) SEGMENT INFORMATION

    The Company has adopted the provisions of SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within the Company for making operating decisions and assessing financial performance.

                       NETGRAVITY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1996, 1997 AND 1998

(7) SEGMENT INFORMATION (CONTINUED)

    The Company's chief operating decision maker is considered to be the Company's Chief Executive Officer ("CEO"). The CEO reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenues by geographic region for purposes of making operating decisions and assessing financial performance. The consolidated financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statement of operations. Therefore, the Company operates in a single operating segment: interactive marketing software and services.

    Revenue and asset information regarding operations in the different geographic regions is as follows (in thousands):



                                                              NORTH
                                                             AMERICA        EUROPE         ASIA      CONSOLIDATED
                                                           ------------  ------------  ------------  ------------

Revenues:
  1996...................................................         1,939            --            --   $    1,939
  1997...................................................         6,358            --            --        6,358
  1998...................................................         8,263         1,980         1,314       11,577
Identifiable assets:
  1997...................................................         9,139           748            --   $    9,887
  1998...................................................        30,587         1,513         1,320       33,420



    No single customer accounted for greater than 10% of revenues in any period reported.